EXHIBIT 5.

                               OPINION OF COUNSEL



                                  ARCHER & WEED
                             Special Project Counsel

      4695 MacARTHUR COURT, SUITE 530, NEWPORT BEACH, CALIFORNIA 92660-2164
                TELEPHONE (949) 475-9086 FACSIMILE (949) 475-9087

WRITER'S DIRECT NUMBER
(949) 475-9086

                                 August 25, 1999



Board of Directors
The Hartcourt Companies Inc.
4695 MacArthur Court, Suite 530
Newport Beach, CA 92660

         Re:  Form S-8 Registration Statement Opinion of Counsel

Gentlemen:

         I have acted as a special counsel for The Hartcourt Companies Inc. a Utah corporation (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, (the "Act") of a registration statement on Form S-8 (the "Registration Statement"), relating to the offer and sale of 2,137,623 shares of Common Stock, $.01 par value (the "Common Stock") to Consultants of the Company, in consideration for services performed and to be performed on behalf of the Company under the terms and conditions of certain agreements (the "Agreements").

         As special counsel for the Company, I have examined the Company's articles of incorporation, bylaws, minute book, and certain other corporate records. For the purpose of the opinions expressed below, I have also examined the Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, covering the Common Stock in this offering.

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         In arriving at the opinions set forth below, I have examined and relied upon originals or copies, certified or otherwise identified to my satisfaction, of corporate records (including the Registration Statement with its exhibits) provided by the officers of the Company. I have made such investigations of law as I have considered necessary or appropriate as a basis for my opinions.

         My opinions are qualified in all respects by the scope of the document examination and I make no representation as to the sufficiency of my investigation for your purpose. I have not made any document examination or rendered any other advice other than as described herein and I at all times have assumed and relied upon the truth and completeness of the information, statements and representations which have been given by the Company to me. I do not express any opinion with respect to the completeness, adequacy, accuracy or any other aspect of the financial statements incorporated by reference in the Registration Statement.

         In rendering this opinion, I have assumed, without independently verifying such assumptions, and this opinion is based and conditioned upon the following: (i) the genuineness of the signatures on and the enforceability of all instruments, documents and agreements examined by me and the authenticity of all documents furnished for my examination as originals and the conformity to the original documents of all documents furnished to me as copies; (ii) where an executed document has been presented to me for my review, that such document has been duly executed on or as of the date stated and that execution and delivery was duly authorized on the part of the parties thereto; (iii) each of the foregoing certificates, instruments and documents being duly authorized, executed and delivered by or on behalf of all the respective parties thereto, and such instruments and documents being legal, valid binding obligations of such parties; (iv) the truth and accuracy of representations and statements made in the documents received from the State of Utah; and (vi) The Hartcourt Companies Inc. will be operated in accordance with the terms of its charter documents and the laws of the State of Utah and the terms of the instruments or documents referred to above.

         Based upon the foregoing, I am of the opinion that:

         1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Utah, the jurisdiction of its incorporation.

         2. The terms and provisions of the Common Stock conform to the description thereof contained in the Registration Statement, and the form of the stock certificates used to evidence the Common Stock are in good and proper form and no stockholder is entitled to preemptive rights to subscribe for or purchase any of the Common Stock.

         3. Based upon the foregoing, I am of the opinion that the issuance and the sale of the shares of Common Stock in this offering has been duly and validly authorized, and subject to compliance with the provisions of the written agreements, the Common Stock issuable under the Agreements will duly authorized and validly issued as fully paid and non-assessable shares of Common Stock.

                                                        [HARTCORT\FS8:MAY1999]-2

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         I am admitted to practice in the State of  California  and the State of
Texas. I am not admitted to practice in Utah, the state of incorporation of the Company, or in any other jurisdictions other than California and Texas, in which the Company may own property or transact business. My opinions herein are with respect to federal law only and, to the extent my opinions are derived from the laws of other jurisdictions, are based upon an examination of all relevant authorities and the documents referenced herein and are believed to be correct. However, except for pending litigation or claims matters, I have not directly obtained legal opinions as to such matters from attorneys licensed in such other jurisdictions. No opinion is expressed upon any conflict of law issues. My opinions are qualified to the extent that enforcement of rights and remedies are subject to bankruptcy, insolvency, fraudulent conveyance, moratorium, and other laws of general application or equitable principles affecting the rights and remedies of creditors and security holders and to the extent that the availability of the remedy of specific performance or of injunctive relief is subject to the discretion of the court before which any proceeding may be brought.

         This opinion is limited to matters existing as of this date, and no responsibility is assumed to advise you of changes (factual or legal) which may hereafter occur, whether deemed material or not.

         This opinion is furnished by me to you as special counsel for the Company and it is solely for your benefit. This opinion is not to be used, circulated, quoted or otherwise referred to in whole or in part for any purpose, other than as set forth in my written consent.

                                        Very truly yours,

                                        /s/  Richard O. Weed
                                        ---------------------------------------
                                             Richard O. Weed

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